Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-289103) of our report dated April 23, 2025; except for Note 17 to which the date is September 9, 2025, relating to the consolidated financial statements of Rezolve AI plc and Subsidiaries as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ Grassi & Co., CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

September 9, 2025